Exhibit 23.3

11/F, Tower B, Anlian Plaza, Jintian Rd., Shenzhen
德恒律师事务所	Tel: (86) 755 – 88286488
DeHeng Law Office	Fax: (86) 755 – 88286499

September 12, 2014

Tantech Holdings Ltd

No. 10 Censhan Road, Shuige Industrial Zone

Lishui City, Zhejiang Province

People’s Republic of China

Re: Consent of DeHeng Law Offices

Ladies and Gentlemen,

We understand that Tantech Holdings Ltd (the “Company”) plans to file a registration statement on Form F-1 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the references to our name and the use of our opinion in, and the filing hereof as an exhibit to, the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours sincerely,

For and on behalf of DeHeng Law Offices

By: /s/ Zhongxuan Li

Name: Zhongxuan Li

Title: Partner